UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2022

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Highway 169 North, Suite 255

Plymouth, MN 55441

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2022 (the “Settlement Date”), Timothy Michaels, the former Chief Operating Officer of Fresh Vine Wine, Inc. (the “Company”), signed a Separation Agreement and Release (the “Separation Agreement”) in connection with the termination of his employment with the Company, which occurred on February 7, 2022. Pursuant to the Separation Agreement, among other things, the Company agreed to provide Mr. Michaels with certain separation benefits. These separation benefits include a lump sum cash payment to Mr. Michaels in the amount of $160,000, and an additional $15,000 cash payment in respect of legal expenses incurred by Mr. Michaels in negotiating the Separation Agreement, in each case less relevant taxes and other withholdings. In addition, the Settlement Agreement provided that the Company and Mr. Michaels would amend the Restricted Stock Unit Agreement dated December 17, 2021 between the parties (the “RSU Agreement”) to (i) acknowledge that the 251,851 restricted stock units (the “Units”) granted under the RSU Agreement were not forfeited as a result of the termination of Mr. Michael’s employment with the Company, (ii) accelerate the vesting of all 251,851 Units as of the Settlement Date, and (iii) provide for the delivery to Mr Michaels of the 251,851 shares of the Company’s common stock issuable upon such vesting of the Units (the “Shares”) as soon as administratively practicable following such vesting, but no later than three (3) days thereafter, subject to the Company’s collection from Mr. Michaels of tax withholding amounts required to be remitted by the Company as a result of such delivery of shares. In addition, pursuant to the Settlement Agreement, Mr. Michaels and the Company generally released each other from any and all claims each may have against the other and agreed to a mutual non-disparagement covenant. The Company’s release is conditioned upon Mr. Michaels not revoking his release of certain claims during the applicable revocation periods.

On February 24, 2022, and as contemplated by the Separation Agreement, the Company and Mr. Michaels entered into Amendment No. 1 to the RSU Agreement (the “Amendment”), in order to amend the RSU Agreement in the manner described above.

The foregoing descriptions of the material terms of the Separation Agreement and the Amendment are not complete and are qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release dated as of February 24, 2022 by and between Fresh Vine Wine, Inc. and Timothy Michaels
10.2	Amendment No. 1 to Restricted Stock Unit Agreement dated as of February 24, 2022 by and between Fresh Vine Wine, Inc. and Timothy Michaels
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: February 25, 2022	By:	/s/ Elliot Savoie
Elliot Savoie
Chief Financial Officer

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